Sheet1

CMA Government Securities Fund
File Number: 811-3205
CIK Number: 353480
For the Period Ending: 9/30/2001

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Government Securities Incorporated, for the semi-annual period ended September 30, 2001.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

04/05/2001	$ 100,000	Merrill Lynch Government	4.900%	04/12/2001
04/19/2001	98,000	Merrill Lynch Government	4.400	04/26/2001
04/27/2001	60,951	Merrill Lynch Government	4.530	04/30/2001
04/30/2001	99,000	Merrill Lynch Government	4.420	05/07/2001
05/07/2001	100,000	Merrill Lynch Government	4.400	05/14/2001
05/15/2001	102,000	Merrill Lynch Government	4.130	05/16/2001
05/16/2001	102,000	Merrill Lynch Government	3.900	05/23/2001
05/23/2001	100,000	Merrill Lynch Government	3.900	05/30/2001
05/30/2001	100,000	Merrill Lynch Government	3.920	06/06/2001
06/13/2001	95,000	Merrill Lynch Government	3.950	06/20/2001
06/22/2001	74,000	Merrill Lynch Government	3.900	06/25/2001
06/25/2001	68,000	Merrill Lynch Government	3.900	06/26/2001
06/26/2001	70,000	Merrill Lynch Government	3.650	07/03/2001
07/11/2001	95,000	Merrill Lynch Government	3.680	07/18/2001
07/18/2001	95,000	Merrill Lynch Government	3.650	07/25/2001
07/25/2001	95,000	Merrill Lynch Government	3.640	08/01/2001
08/01/2001	98,000	Merrill Lynch Government	3.710	08/08/2001
08/08/2001	98,000	Merrill Lynch Government	3.670	08/15/2001
08/15/2001	95,000	Merrill Lynch Government	3.850	08/16/2001
08/16/2001	95,000	Merrill Lynch Government	3.750	08/17/2001
08/17/2001	103,000	Merrill Lynch Government	3.670	08/20/2001
08/20/2001	103,000	Merrill Lynch Government	3.480	08/27/2001
08/27/2001	102,000	Merrill Lynch Government	3.500	09/04/2001
09/11/2001	102,000	Merrill Lynch Government	3.430	09/18/2001
09/24/2001	102,000	Merrill Lynch Government	3.000	09/25/2001
09/25/2001	102,000	Merrill Lynch Government	3.050	09/26/2001
09/26/2001	102,000	Merrill Lynch Government	3.000	10/03/2001

Last Updated on 11/28/2001
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